UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2017

OCONEE FEDERAL FINANCIAL CORP.

(Exact name of Registrant as specified in its charter)

Federal (State or Other Jurisdiction of Incorporation)	001-35033 (Commission File Number)	32-0330122 (I.R.S. Employer Identification No.)

201 East North Second Street, Seneca, South Carolina 29678

(Address of principal executive offices)

(864) 882-2765

Registrant's telephone number, including area code

Not Applicable

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 30, 2017, the Boards of Directors of Oconee Federal Financial Corp. (the “Company”) and Oconee Federal Savings and Loan Association (the “Bank”) announced that Mr. John W. Hobbs (age 54) has been appointed as Senior Vice President and Chief Financial Officer of the Company and the Bank, effective April 3, 2017.

Mr. Hobbs has nearly 30 years of banking experience. From 2011 to 2016, Mr. Hobbs served as the Controller and later as the Chief Financial Officer and Chief Risk Officer of Greer Bancshares. From 2004 through 2011, Mr. Hobbs served as Chief Financial Officer to CommunitySouth Financial Corporation. Mr. Hobbs holds a bachelor’s degree in Accounting from the University of South Carolina and is a licensed CPA.

Mr. Hobbs replaces Mr. Curtis T. Evatt as the Chief Financial Officer of the Company and the Bank. Mr. Evatt remains the President and Chief Executive Officer of the Company and the Bank.

On March 30, 2017, the Company issued a press release regarding Mr. Hobbs’ appointment as Senior Vice President and Chief Financial Officer. A copy of the press release is attached as Exhibit 99.1 to this Current Report.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of businesses acquired. Not Applicable.

(b)	Pro forma financial information. Not Applicable.

(c)	Shell company transactions. None

(d)	Exhibits.

99.1	Press Release dated March 30, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCONEE FEDERAL FINANCIAL CORP.

Date: April 4, 2017	By:	/s/ Curtis T. Evatt
Curtis T. Evatt
President and Chief Executive Officer
(Duly Authorized Representative)